UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2007 (October 16, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)

(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 16, 2007, Inland American Real Estate Trust, Inc. (the “Company”), RLJ Urban Lodging Master, LLC (“Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master (together, the “Sellers” and, collectively with the Company and Lodging Master, the “Parties”) entered into Amendment No. 6 to the agreement and plan of merger (the “Merger Agreement”), dated August 12, 2007, by and among the Parties.  Pursuant to the Merger Agreement, the Company will acquire Lodging Master for approximately $900 million (the “Purchase Price”), consisting of $474 million in cash, including amounts in the Escrow Deposit described below, plus Lodging Master’s existing indebtedness totaling $385 million and $41 in new indebtedness ultimately secured by Lodging Master’s assets, each as described in more detail herein.  The Purchase Price will be subject to further adjustment as described in the Merger Agreement.  If the closing conditions set forth in the Merger Agreement are satisfied or waived prior to January 31, 2008, the Company expects to close no later than January 31, 2008, but not earlier than January 1, 2008.

Background.  The Merger Agreement was originally entered into as of August 12, 2007 but provided the Company with the right to terminate for any reason within twenty-three days in its sole discretion without any obligation on its part.  The Merger Agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007, as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007 and again as of October 15, 2007 to extend this termination right through 5:00 p.m. eastern time on October 16, 2007.  The Parties entered into the Amendment on October 16, 2007 to amend certain terms and conditions of the Merger Agreement, as described herein.  Upon signing the Merger Agreement, the Company deposited $10 million into escrow.  Following the execution of the September 13, 2007 amendment, on September 14, 2007, Company directed the escrow agent to disburse $500,000 of this escrow deposit to the Sellers as a non-refundable down payment of the Purchase Price.  Except as described herein, the remaining $9.5 million of this deposit would have been fully refunded if the Company had terminated the Merger Agreement prior to October 16, 2007.  However, on October 16, 2007, the Company notified the Sellers of its intention to proceed with the merger and on October 17, 2007, the Company deposited an additional $35 million into the escrow for a total deposit of $44.5 million (the “Escrow Deposit”).  Except in certain circumstances described below, the Escrow Deposit is non-refundable; however, if the Company completes the transaction, the Escrow Deposit as well as the $500,000 previously disbursed to the Sellers will be credited against the final Purchase Price.  The Purchase Price is subject to further adjustment based on the proration of certain items described in the merger agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations.  The Company also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the Purchase Price will be reduced by $5 million at closing to cover a portion of these costs.  The Company also will be responsible for certain closing costs.  The Company anticipates that the adjustments will increase the Purchase Price by approximately $18 million.

Terms of the Amendment.  The Amendment describes the existing indebtedness that the Company expects to retain at the closing of the merger as well as the new indebtedness that the Company intends to incur in connection with the merger.  The existing indebtedness consists of three groups of existing loans secured by Lodging Master’s hotels.  First, the Company intends to seek the consent of various lenders to retain five secured loans, with an aggregate original loan amount of $125.3 million, on their original terms.  These loans mature from July 2010 to October 2015 and bear interest at fixed rates ranging from 5.41% to 6.93% per annum.  Second, the Company intends to seek the consent of Capmark Finance, Inc. (“Capmark”) to retain approximately $162.9 million in loans and related interest rate swap agreements.  Each of the ten loans in this group has an initial term of twelve months, with one option to renew for an additional twelve months.  The Capmark loans bear interest at a rates ranging from 30-day

LIBOR plus 1.40% to 30-day LIBOR plus 1.75%.  As of June 30, 2007, the Capmark loans bore interest at rates ranging from 6.32% to 7.07%.  In connection with retaining this group of loans, the Company would pay Capmark a fee equal to 1% of the retained loan amount.  Finally, the Company intends to seek the consent of Wells Fargo Real Estate Group (“Wells Fargo”) to retain six loans and their related interest rate swap agreements, with an aggregate loan amount of $96.6 million. The Company would retain the Wells Fargo loans on their original terms.  These loans mature from November 2007 to June 2010, with two one-year renewal options, and bear interest at a rates ranging from LIBOR plus 1.60% to LIBOR plus 2.5%.  As of June 30, 2007, the Wells Fargo loans bore interest at rates ranging from 6.93% to 7.88%.  In connection with retaining the Wells Fargo loans, the Company would pay Wells Fargo a fee equal to 0.25% of the aggregate balance of these loans.  The retention of the three groups of loans on the terms summarized herein is a condition of the Company’s obligations to complete the merger and is contingent upon certain conditions, and the Company has not entered into a binding agreement or commitment with any of these lenders.

The Company intends to borrow $41 million in new monies secured by the Residence Inn in Baltimore, Maryland. As of the date of the Amendment, the Company had received non-binding term sheets from certain lenders setting forth proposed terms for this loan, which terms and conditions are not substantially different than the terms and conditions of the existing indebtedness described above that the Company expects to retain in connection with this merger.  The Company has not entered into a binding agreement with any of the lenders, but will continue discussions with these lenders to finalize the terms of the proposed loans prior to closing.  The Company is not required to proceed with the merger unless one of these lenders has consented to lend it the funds on terms and conditions consistent with the terms and conditions of its non-binding term sheet.  The Amendment includes additional provisions regarding the conditions that must be satisfied or waived before the Company is obligated to close the transaction, such as the requirement that the lenders consent to the retention of the indebtedness on the terms summarized above.

The Amendment also gives either party the right to terminate that the Merger Agreement if the merger is not consummated by January 31, 2008, which date will be extended for an additional sixty days if (A) the Sellers have not delivered certain third party consents or (B) the Embassy Suites hotel in Hunt Valley, Maryland is not yet repaired and open for business, so long as the Parties are working diligently and in good faith to cause the unsatisfied conditions in (A) and (B) to be satisfied.  Even if these conditions have been satisfied, however, the Company has no obligation to close prior to January 31, 2008.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On October 16, 2007, the Company’s board of directors voted to increase the size of the board from seven to eight persons, and appointed Mr. Thomas F. Glavin to fill that vacancy.  Mr. Glavin, 46, also was selected to serve on the audit committee.  Mr. Glavin is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988.  In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies.  Mr. Glavin has worked in the accounting profession for over twenty-five years.  Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs.  At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls.  In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation.  In addition to his accounting experience, Mr. Glavin has been involved in the real estate business for the past fifteen years.  Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and managed a 440 unit manufactured home park in Frankfort, Illinois as well as single family home sites.  Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago, Illinois.  Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants. Mr. Glavin will receive compensation consistent with the Company’s director compensation arrangements.

Item 8.01.  Other Items.

The risk factors appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or any Quarterly Report on Form 10-Q for the periods thereafter are supplemented by the following risk factors.  The following risk factors should be read in lieu of the corresponding risk factors in the Company’s Form 10-K or Form 10-Q, as applicable:

The Company needs to raise sufficient monies to complete its proposed acquisition of RLJ Urban Lodging Master, LLC.

If the Company were required to immediately complete the proposed merger with Lodging Master, it may not have sufficient cash on hand to fund the purchase price.  Because the Lodging Master transaction is not scheduled to close until mid-January, the Company believes that it will have sufficient monies to fund the cash portion of the purchase price.  The Company expects to be able to fund the cash portion from proceeds that it will raise in its current public offering between now and closing, with borrowings secured by approximately $1.7 billion of unencumbered assets that it currently owns or by entering into a line of credit, or some combination of the above.  The Company believes that a substantial amount of the cash portion of the purchase price, or $474 million, will be funded from the proceeds raised in its public offering between now and closing.  The Company has not entered into binding agreements or commitments for any of these borrowings, including the line of credit.  There is no assurance that the Company will be able to enter into agreements on terms and conditions acceptable to it, if at all.  Also, there is no assurance that the Company will be able to raise sufficient offering proceeds to fund the cash portion of the purchase price.  If the Company is unable to raise sufficient monies to pay the purchase price, it will lose its $44.5 million escrow deposit.

Conditions of franchise agreements could adversely affect the Company.

As of October 5, 2007, a total of seventy-five of the Company’s wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict the Company’s ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require the Company to make certain improvements or modifications to a hotel, even if it does not believe the capital improvements are necessary or desirable or will result in an acceptable return on its investment. Compliance with these standards could require the Company to incur significant expenses or capital expenditures, all of which could have a material adverse effect on the Company’s financial condition, results of operations and ability to pay distributions.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform the Company’s other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to the Company’s failure to make required improvements or to otherwise comply with its terms, the Company may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. The Company received notice from a franchisor that the franchise license agreements for three hotels, aggregating 455 rooms, which expire in January 2008, March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The loss of a number of franchise licenses and the related termination payments could have a material adverse effect on the Company’s financial condition, results of operations and ability to pay distributions.

Geographic concentration of the Company’s portfolio may make it particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that the Company has a concentration of properties in a particular geographic area, its operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that the Company lacks a geographically diversified portfolio of properties. For example, as of October 1, 2007, approximately 5%, 7%, 12%, 14% and 15% of the Company’s base rental income of its consolidated portfolio, excluding its lodging facilities, was generated by properties located in the Dallas, Washington, D.C., Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, the Company’s financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at October 5, 2007, thirty-nine of the Company’s lodging facilities, or approximately 52% of its lodging portfolio, were located in the seven eastern seaboard states ranging from Connecticut to Florida, including fourteen hotels located in North Carolina. Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, the Company may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes the Company to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on its financial condition, results of operations and its ability to pay distributions.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Lodging Master is 100% owned by RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which are respectively owned by RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. (together, the “RLJ Funds”). Substantially all of the RLJ Funds’ and the Sellers’ assets are held by, and all of their operations are conducted through, Lodging Master or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds serve as the ultimate corporate parent of Lodging Master and do not hold any substantial assets outside of this entity, the Company’s management believes that it is appropriate to provide the financial statements of the RLJ Funds rather than the entity that it proposes to acquire.

The audited financial statements and unaudited interim financial statements of the RLJ Funds for the two year period ended December 31, 2006 and the period from August 26, 2004 through December 31, 2004 as well as the interim period ended June 30, 2007, respectively, are filed with this Form 8-K.  The acquisition of RLJ Urban Lodging Master, LLC constitutes a probable significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X, as attached as Exhibit 99.1 hereto.

(b)           Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of Lodging Master is attached as Exhibit 99.2 hereto

(d)           Exhibits.

2.3                                 Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended

99.1                           Combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

99.2                           Pro forma financial statements of Inland American Real Estate Trust, Inc.

Cautionary Statements

                This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by this Form 8-K.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

                The representations, warranties, covenants and agreements made by the respective parties in the Merger Agreement, as amended, are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Merger Agreement and are subject to qualifications and limitations negotiated by the respective parties in connection with the Merger Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger rather than to establish matters as facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: October 22, 2007	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.             Description

2.3                                                                                 Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended

99.1                                                                           Combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

99.2                                                                           Pro forma financial statements of Inland American Real Estate Trust, Inc.